 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): April 28, 2015

THE DIXIE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Tennessee	0-2585	62-0183370
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

104 Nowlin Lane - Suite 101, Chattanooga, Tennessee	37421
(Address of principal executive offices)	(zip code)

(423) 510-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2015 annual meeting of the shareholders (the “meeting”) of the Dixie Group, Inc. (the “Company”) was held on April 28, 2015. The final voting results for each of the proposals submitted for vote by the shareholders are set forth below.

Proposal 1 - election of directors - the below nine individuals were elected for a term of one year each, as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes

William F. Blue, Jr.	26,386,988	3,022	36,381	3,732,319

Charles E. Brock	26,378,743	11,267	36,381	3,732,319

Daniel K. Frierson	26,321,049	68,961	36,381	3,732,319

D. Kennedy Frierson, Jr.	26,350,568	39,442	36,381	3,732,319

Walter W. Hubbard	26,377,303	12,707	36,381	3,732,319

Lowry F. Kline	26,384,861	5,149	36,381	3,732,319

Hilda S. Murray	26,343,279	46,731	36,381	3,732,319

John W. Murrey, III	26,342,006	48,004	36,381	3,732,319

Michael L. Owens	26,386,029	3,981	36,381	3,732,319

Proposal 2 - Approval of the material terms of the Performance Goals for the Annual Incentive Compensation Plan applicable to 2015-2019 was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

26,220,881	174,239	31,271	3,732,319

Proposal 3 - Advisory Vote on the Company's Executive Compensation for its name executive officers ("Say-on-Pay") was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

26,180,360	234,620	11,411	3,732,319

Proposal 4 - Appointment of the firm Dixon Hughes Goodman LLP to serve as independent registered public accountants of the Company for 2015 was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

29,194,779	52,531	9,214	902,186

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2015	THE DIXIE GROUP, INC.

By: /s/ Jon A. Faulkner
Jon A. Faulkner
Chief Financial Officer